UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2008

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard St. Petersburg, Florida 33716	and	Masters House 107 Hammersmith Road London W14 0QH England
(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On February 15, 2008, Danka Business Systems PLC (the “Company”) entered in to a Long Term Incentive Plan (the “Plan”) with A.D. Frazier (the “Executive”) , its Chief Executive Officer, effective January 1, 2008. The Plan will be an unsecured, unfunded general obligation of the Company.

The Plan is intended to provide a cash-based incentive opportunity (the “Incentive Award”) to the Executive upon attainment of the Annual Operating Income Targets (as specified in the Company’s five-year plan) for five consecutive calendar year periods (the “Plan Term”), beginning on January 1, 2008 (the “Plan Effective Date”). The Plan provides for a maximum annual credit in the amount of $825,000 per annual award period, subject to the attainment of the Annual Operating Income Targets for that award period, with a maximum aggregate five-year payout at the end of the Plan Term of $4,125,000. The Annual Operating Income Targets may be achieved on a cumulative basis. At the end of the Plan Term or, if earlier, the time that the Executive’s employment is terminated for certain reasons (described below) prior to the end of the Plan Term, the Executive will be entitled to receive the Incentive Award based on the following terms:

•	At the end of the Plan Term, provided that the Executive remains employed until such time: 100% of amounts credited to the Executive during the Plan Term.

•	Upon termination prior to the end of the Plan Term for “Good Reason” or for other than “Cause” (as those terms are defined in the Agreement), the Executive will be entitled to the following:

The sum of (1) and (2), but in no event less than $412,500:

(1) For completed award periods: The amounts credited to the Executive for the completed award periods as of his date of termination, multiplied by the product of 20% and the number of completed award periods; and

(2) For the ongoing award period: 20% of $825,000, then prorated for the incomplete year by multiplying this amount by a fraction, the numerator of which is the number of completed months from the beginning of the award period until the Executive’s termination of employment and the denominator of which is 12.

•	Upon termination for any reason other than Cause after the third anniversary of the Effective Date but prior to the end of the Plan Term, the Executive will be entitled to the following:

(1) 60% of the amounts credited to the Executive at the time of termination if termination occurs on or after the third anniversary and prior to the fourth anniversary of the Effective Date and (2) 80% of the amounts credited to the Executive at the time of termination if termination occurs on or after the fourth anniversary of the Effective Date, unless, in either case, he would be entitled to a greater amount pursuant to the above formula.

•	Termination For Cause: No payment will be made.

The foregoing description of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on February 15, 2008, the Company amended the Change of Control Agreement (as amended, the “Agreement”) with the Executive, effective February 15, 2008 (the “effective date”).

The Agreement was amended in order to, among other things, (i) revise the definition of a “Change of Control,” (ii) provide for a retention bonus of one times the Executive’s Base Salary (as defined in the Agreement) to be paid if the Executive remains continuously employed with the Company until the first anniversary of the Agreement Effective Date, (iii) increase the severance payment to Executive upon termination of his employment for certain reasons after or otherwise in connection with a change of control and (iv) conform the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

The Executive’s severance benefit entitlements under the Agreement include:

•	Base Salary through the date of termination;

•	an amount equal to two and one-half times the sum of Mr. Frazier’s Base Salary and annual bonus;

•	settlement of all deferred compensation arrangements in accordance with any then applicable deferred compensation plans or election forms;

•	continued coverage under the Company’s welfare plans for up to twelve months; and

•	the immediate vesting and exercisability of the Executive’s stock options for a period of 36 months from the date of termination.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Not required.

(b)	Not required.

(c)	Exhibits.

Exhibit	Description of Document
10.1	Long Term Incentive Plan Agreement between Danka Business Systems PLC and A.D. Frazier

10.2	Amendment 1 to Change of Control Agreement between Danka Business Systems PLC and A.D. Frazier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ Edward K. Quibell
Edward K. Quibell
Dated: February 19, 2008		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
10.1	Long Term Incentive Plan Agreement between Danka Business Systems PLC and A.D. Frazier

10.2	Amendment 1 to Change of Control Agreement between Danka Business Systems PLC and A.D. Frazier

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